Exhibit 10.10

Commercial Lease

          In consideration of the rights, covenants and agreements herein contained, Landlord does hereby lease, demise and let unto Tenant the Premises hereinafter described for the term of this Lease upon the following terms and conditions:

          1.     Basic Lease Information.

                  1.1     Lease Date: June 15, 2006

                  1.2     Lease Term: 5 years commencing on upon receipt of an Occupancy Permit from
                                                Bluffdale City, projected to be September 1, 2006. (the "Commencement
                                                Date") and terminating on 5 years form Commencement (the "Termination
                                                Date").

                  1.3     Tenant: Hybrid Propulsion Laboratory
                            Address of Tenant: 14621 So. 800 W., Bluffdale UT 84065
                            Contact: Paul Ressler     Phone #: (801) 367-7175

                  1.4     Landlord: Point Management LLC
                            Address of Landlord: 6091 Dry Creek Circle, Highland UT 84003
                            Contact: Steve Bearnson    Phone #: (801) 380-4073

                  1.5     Premises: 14621 So. 800 W, Bluffdale UT 84065
                            Property Description: Approx 3000 SF of stacked office & 4500 SF warehouse

                  1.6     Basic Rent: $0.85 SF office / $0.50 SF warehouse per month.
                            1st Mths Rent Payable: Upon Lease Execution

                  1.7     Security Deposit: $5,000

                  1.8     Exhibits:
                                 Exhibit A: Commission Agreement attached to Landlord’s copy
                                 Exhibit B: Office floor plan to be built by Landlord
                                 Attached Addendum # 1

The above Basic Lease Information and attached Exhibit(s) are hereby incorporated into and made a part of this Lease.  Any reference in the Lease to the above terms shall mean and refer to the information and terms set forth in the above Basic Lease Information.

          2.     PARTIES:   This Lease is made by and between the Landlord and Tenant identified in Section 1.

          3.     PREMISES:   Landlord hereby rents to Tenant and Tenant hereby leases from Landlord the Premises identified in Section 1.

          4.     TERM AND POSSESSION.
          a.     The term of the Lease shall be for the period that commences on the Commencement Date and ends on the Termination Date identified in Section 1, unless sooner terminated pursuant to any provision hereof or extended pursuant to any Option to Extend granted hereunder.
          b.     If the Landlord, for any reason whatsoever, cannot deliver possession of the Premises to the Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting there from, nor shall the Termination Date be in any way extended, but in that event, all rent shall be abated during the period between the Commencement Date and the actual time when Landlord delivers possession.  However, in the event Premises are not completed and ready for occupancy by October 15, 2006 the Tenant herein, at their opinion, may cancel this lease without damage.
          c.     In the event that Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease including but not limited to the obligation to pay all Basic Rent unless otherwise noted herein.  Any early possession shall not advance the Termination Date.

          5.     RENT.
          a.     Tenant agrees to pay to Landlord the Basic Rent set forth in Section 1, payable in monthly installments, in advance, on or before the first day of each calendar month during the term hereof.  Rent for any partial month occurring during the term hereof shall be prorated on a per diem based upon a thirty (30) day month.  All rent shall be paid to Landlord without deduction or offset at Landlord's Address.
          b.     Tenant may be charged a 10% late fee per month on all rent or other payments which are received by Landlord more than 10 days after their due date.  Such late fee shall continue to be charged monthly for each rent or other payment until paid and shall compensate

Landlord for costs not contemplated by this Lease, including, but not limited to (i) the costs attributable to giving notice of delinquency, (ii) the expense of servicing the mortgage loan on Landlord's Building from alternative funds, and (iii) Landlord's loss of interest.
          c.     The parties agree that the Basic Rent shall be adjusted upwards annually by a 3% increase. Such adjustment to the Basic Rent shall occur on the first anniversary of the Commencement Date and on each and every anniversary thereafter.

          6.     SECURITY DEPOSIT:   Tenant has deposited with Landlord the Security Deposit provided for in Section 1, to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease including the payment of rent hereunder.  If  Tenant defaults with respect to any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent, any damages, or other sums in default.  If any portion of said Deposit is so used or applied, Tenant shall, upon demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep such Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit.  If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit or any balance thereof shall be returned within thirty (30) days following the expiration of this Lease.

          7.     CONDITION AND REPAIR OF PREMISES:   Tenant has accepted the Premises "as is" unless otherwise noted herein and acknowledges that the Premises are in good, sanitary condition and repair and are satisfactory for Tenant's occupancy and use.

PAYMENT FOR MAINTENANCE & UTILITIES:    Tenant responsible for (T),    Landlord responsible for (L)

[ L ] Roof	[ T ] Light Globes and Tubes	[ T ] Telephone
[ L ] Exterior Walls	[ T ] Glass / Window Breakage	[ T ] Power
[ L ] Structural Repair	[ T ] Trash Removal	[ T ] Heat
[ L ] Exterior Painting	[ L* ] Snow Removal	[ T* ] Water
[ L ] Parking Surface	[ L* ] Landscaping	[ T* ] Sewer
[ T ] Plumbing Equipment	[ T ] Janitor
[ T ] Electrical Equipment	[ T ] Overhead doors
[ T ] HVAC

* Landlord shall contract these services and be reimbursed by Tenant in the CAM charge

          a.     Landlord shall, at all times during the term of this Lease, keep in good order, condition and repair those portions of Landlord's Building which affect the use and occupancy of the Premises.  Tenant shall keep the sidewalks, if any, free from snow and ice.  Notwithstanding the foregoing, however, Landlord shall not be responsible to repair any damage to the Premises or to Landlord's Building resulting from the negligent acts or omissions of Tenant, Tenant's employees or invitees, or resulting from fire, acts of God, or other casualties or resulting from condemnation, except to the extent described in Sections 26 and 27 below.
          b.     Notwithstanding subparagraph (a) above, Tenant shall repair, at its expense, any damage to Landlord's Building or the Premises caused by, or resulting from, any negligent act of Tenant, its employees, invitees or others acting on its behalf.  Tenant shall also, at its cost and expense, maintain in good order, condition and repair (ordinary ware and tear excepted) all wall, window and floor coverings, all trade fixtures and all personal property of Tenant within the Premises. Landlord will pay and assume all cost of major repairs in excess of $500 per repair, and costs of replacement of HVAC & plumbing equipment.
          c.     Landlord shall not be required to make any repairs hereunder until Tenant has notified Landlord of the need for such repairs.  Following receipt of such notice, Landlord shall promptly pursue the completion of any such repairs with due diligence.  Except as provided herein, there shall be no abatement of rent and no liability of Landlord by reason of any damages to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of Landlord's Building or the Premises or in or to fixtures, appurtenances and personal property therein.

          8.     INSURANCE.
          a.     Landlord shall procure insurance coverage designating Landlord and Tenant as insured parties as their interests may appear, insuring against loss of, or damage to, the Premises by reason of fire and other casualties in the face amount equal to the full replacement cost of the Premises.  Such insurance shall include normal extended coverage perils as well as extended coverage on the Premises insuring against loss or damage arising from acts such as vandalism and malicious mischief and insuring against loss or damage to fixtures and equipment located within the Premises.  The proceeds of any such insurance in case of loss of, or damage to, the Premises or Landlord's fixtures or equipment shall be paid to Landlord to repair and rebuild Landlord's Building pursuant to paragraph 26 below.  Any proceeds not required for such purpose shall be the sole property of Landlord.
          b.     Tenant shall procure commercial general liability insurance covering Landlord and Tenant as their interests may appear, against death, bodily or personal injury or property damage occurring within the Premises or Landlord's Building.  Such insurance as obtained by Tenant shall be in a combined single limit not less than $1,000,000.00 for injury or death.
          c.     All insurance shall be underwritten by insurance companies acceptable to Landlord and authorized to do business in the State of Utah.  Tenant shall furnish Landlord with certificates issued by approved insurance companies certifying that such insurance is in effect.  Such certificates shall provide the insurance may not be canceled without at least 10 days advance notice to Landlord.
          d.     To the extent permitted in the State of Utah and under the insurance policies, and to the extent any loss is actually covered by insurance proceeds, each of the parties hereby waives any rights it may have against the other party on account of any loss or damage to its property (including the Premises and the contents thereof) or injury which arises from any risk generally covered by insurance obtained hereunder, whether or not such party may have been negligent or at fault in causing such loss or damage.

          9.     TAXES.
          a.     Tenant shall pay on a prorated basis all real property taxes presently levied upon premises.
          b.     Tenant shall pay all taxes and assessments levied against the fixtures, furnishings, equipment and other personal property of Tenant contained within the Premises and, if possible, shall cause such personal property taxes to be assessed and billed separately from the taxes on real property owned by Landlord.

          10.   RESTRICTIONS ON USE.
          a.     Tenant shall use and occupy the Premises and all parts thereof only for the following purposes: General office and engineering lab and all other lawful business uses approved by the Landlord, and no use shall be made or permitted to be made of the Premises, nor acts done, which will cause a cancellation of any insurance policy covering Landlord's Building or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold, in or about the Premises, anything which may be prohibited by standard forms of fire insurance policies.  Tenant shall, at its expense, comply with all requirements pertaining to the Premises of any insurance organization or company covering Landlord's Building.
          b.     Tenant shall not permit or allow any wasteful, abusive, destructive or nuisance use of the Premises to occur.  Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other tenants of Landlord's Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or in Landlord's Building.  Except for materials directly involved in Tenant’s business operations, Tenant shall not use or keep in the Premises or in Landlord's Building any firearms, kerosene, gasoline or inflammable or combustible fluid or material.
          c.     Tenant shall not dispose of any hazardous substances in, on, or under Landlord's Building and Tenant shall not otherwise handle, treat, deal with, or otherwise use in, on, or under Landlord's Building any hazardous substances except as may be directly required in connection with the use of the Premises as authorized by Landlord and in complete conformity and compliance with all governmental laws, ordinances, regulations, rules and other prudent industry practices relating to any such substances.  Upon expiration or earlier termination of this Lease, Tenant shall cause any and all hazardous substances to be removed in accordance with applicable laws, regulations, rules, ordinances and orders.  As used in this Lease, the term "hazardous substance" shall mean any and all hazardous or toxic substances, chemicals, materials, or waste, including, but not limited to, those substances, chemicals, materials or wastes listed, identified, or otherwise characterized as hazardous or toxic under now existing or hereafter enacted local, state and federal laws, ordinances, regulations, rules or orders.
          d.     Tenant shall faithfully observe and comply with any rules and regulations provided Tenant in writing from time to time by Landlord.  Violations by Tenant, its employees, invitees and others acting on its behalf of any rules and regulations of Landlord shall constitute a default under this Lease.  Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenant or occupants.

          11.   COMPLIANCE WITH LAW:   Tenant shall not use the Premises in any way which may violate any law, statute, ordinance, or governmental rule or regulation now in force or which may hereinafter be enacted or promulgated, including without limitation, all laws relating to toxic or hazardous substances.  Tenant shall, at its sole cost and expense, comply with such laws, statutes, ordinances and governmental rules, regulations or requirements relating to the conduct of Tenant's business from and use of the Premises.

          12.   ALTERATIONS:   Tenant shall not make or permit to be made any alterations, additions or improvements to the Premises or any part thereof including any signs or advertisements on Landlord's Building without the written consent of Landlord.  Any request for Landlord's consent shall be accompanied by plans and specifications showing in detail Tenant's proposed alterations, additions or improvements.  Approval shall not be withheld unless the alterations involve structural changes, waste to the property, or are otherwise commercially unreasonable.  Landlord may require the right to inspect alterations to ensure workmanlike installations of alterations.   Any alterations, additions or improvements to the Premises made by Tenant, except for installation of trade fixtures, shall at once become a part of the realty and belong to Landlord.  In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, they shall be made by Tenant at Tenant's sole cost and expense.  Tenant shall cause any alterations, additions or improvements made by it pursuant to this paragraph to be constructed by a bonded general contractor who carries comprehensive coverage and broad form property damage endorsement in the single limit amount of $1,000,000.00 and who carries adequate workers' compensation and other insurance required by law.  Upon the Termination Date or sooner expiration of this Lease, Tenant shall, upon written demand by Landlord, given at Landlord's sole discretion, forthwith remove any alterations, additions or improvements made at Tenant's sole cost and expense.
          Tenant shall not install any telephone or other special utility lines within the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld.  Landlord shall designate the areas within the Premises in which telephone and other special utility lines and related equipment may be installed and how and where such lines are to be introduced.

          13.   ERECTION AND REMOVAL OF SIGNS:  Tenant may, if building policy and city ordinances permit, place suitable signs on the Premises for the purpose of indicating the nature of the business carried on by Tenant in said premises; provided, however that such signs shall be in keeping with other signs in the district where the leased premises are located; and provided, further, that the location and size of such signs shall be approved by Landlord prior to their erection.  Signs shall be removed prior to the expiration of this lease and any damage to the leased premises caused by installation or removal of signs shall be repaired at expense of the Tenant.  All work shall be completed in a good workmanlike manner.

          14.  KEYS AND LOCKS:  The Tenant shall not change locks or install other locks on doors without the written consent of the Landlord which agrees not to unreasonably withhold his consent.  Tenant upon the termination of the Tenancy shall deliver to the Landlord all the keys to the offices, rooms and toilet rooms which have been furnished to the Tenant.

          15.   MECHANIC'S LIENS:   Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  Tenant shall cause any permitted alterations, additions or improvements to be constructed in a good and workmanlike manner free of any liens for labor and materials and in strict accordance with the plans and specifications approved by Landlord.  Tenant agrees to indemnify, hold harmless from, and defend Landlord against any loss, liability, injury or damage resulting from such work.  Landlord may require, at Landlord's sole option, that Tenant shall provide, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated cost of any permitted improvements, additions, or alterations to the Premises to insure Landlord against any liability for mechanics and material men’s liens and to insure completion of the work.

          16.   SURRENDER:   Upon the Termination Date or sooner expiration of this Lease, Tenant shall peaceably deliver up and surrender the Premises in their same condition as they were on the Commencement Date, reasonable wear and tear and permitted alterations, additions and improvements excepted.  Before surrendering the Premises, Tenant shall remove all personal property and trade fixtures and shall repair any damage caused by such property or the removal thereof and shall leave the Premises in a clean and orderly condition.  Without limiting the foregoing, Tenant agrees to repair any nail holes or other damage on walls or to floor coverings, to repair any damage to light fixtures, window coverings or other fixtures within the Premises, to steam clean all carpeting within the Premises, and to otherwise leave the Premises in "move-in" condition for the next tenant.  On or prior to the Termination Date or sooner expiration of this Lease, Tenant shall surrender all keys to the Premises.

          17.   HOLDING OVER:   If, with Landlord's consent, Tenant holds possession of the Premises after the Termination Date or sooner expiration of this Lease, Tenant shall become a tenant from month-to-month upon the terms herein specified and at a monthly rent of one hundred twenty five percent (125%) of the last monthly rent paid by Tenant under this Lease.  Tenant shall continue in possession until such tenancy shall be terminated by either party giving the other party fifteen (15) days' prior written notice of its election to terminate.

          18.   ABANDONMENT:   Tenant shall not vacate or abandon the Premises at any time during the term hereof, and if Tenant shall so abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, or default in the terms thereof, any personal property or trade fixtures belonging to Tenant shall remain and become the property of the Landlord in accordance with the provisions of Landlord's Lien Rights in Section 25 hereof.

          19.   ASSIGNMENT OR SUBLETTING:   Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, and Tenant shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without the prior written consent of the Landlord, which consent will not be unreasonably withheld.  Without in any way limiting Landlord's right to refuse such consent in Landlord's sole discretion, Landlord may refuse to give such consent unless Tenant remains fully liable during the unexpired term of the Lease and Landlord further may refuse to give such consent if in Landlord's sole discretion and opinion the quality of tenancy is or may be in any way adversely affected during the term of the Lease or the financial worth of the proposed new tenant is less than that of the Tenant executing this Lease.  Tenant agrees to reimburse Landlord for Landlord's reasonable attorney's fees and other costs incurred in conjunction with the processing and documentation of any such requested assignment, transfer, subletting, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises.  Any assignment consented to by Landlord shall in no way relieve or release Tenant from liability hereunder or from any of the terms, covenants and obligations required to be performed by Tenant under this Lease.  This Lease shall not, nor shall any interest herein, be assignable as an interest of Tenant by operation of law, without the prior written consent of Landlord.  In the event the premises should be sublet, as herein provided, at an increased rental, fifty percent (50%) of said increase shall be paid to Landlord by Tenant as additional rental

          20.   SUCCESSORS AND ASSIGNS:   The covenants and conditions herein contained shall, subject to the provisions of this Lease relating to Assignment or Subletting, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

          21.   INDEMNIFICATION AND RELEASE.
          a.     Tenant and all those claiming through or under Tenant shall store their property in and shall occupy and use the Premises solely at their own risk.  Tenant and all those claiming through or under Tenant hereby release Landlord from all claims of every kind, including loss of life, personal or bodily injury, damage to equipment, fixtures or other property, or damage to business (including business interruption) arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof, except to the extent directly caused by the negligence of Landlord, including without limitation any damage or injury caused by or resulting from (i) the bursting, breaking, leaking, overflowing or backing up of utility lines, (ii) water, steam, gas, sewage, snow or ice in any part of Landlord's Building, (iii) acts of God or the elements, or (iv) any defect in the construction, operation or use of Landlord's Building or any of the equipment, fixtures, machines, appliances or apparatus therein, or adjacent thereto.
          b.     Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about Landlord's Building or the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, employee, invitee or other acting on Tenant's behalf, and from all and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in or because of any such claim or any action or proceeding brought thereon, and in the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord or Landlord shall have the right to retain its own counsel to defend any action with all costs to be paid by Tenant.
          c.     For those claims for which Landlord remains liable, Landlord shall indemnify Tenant to the same extent as the Tenant must indemnify Landlord.

          22.   ENTRY BY LANDLORD:   Landlord and Landlord's representatives shall have the right to enter upon the Premises at all reasonable times to inspect or exhibit the same to prospective purchasers, mortgages and tenants, to place, maintain and repair all utility lines and equipment in or adjacent to the Premises as may be necessary for the maintenance of the Premises and Landlord's Building, and to make such repairs, additions, alterations or improvements as Landlord may reasonably deem desirable, provided Landlord does not unreasonably interfere with Tenant's business operations.  Tenant and the rents reserved herein shall not abate while any such work described herein is in progress. Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised premises that the same are “For Lease and/or Sale” and may show the premises to prospective tenants at reasonable times.  Landlord may not, however, thereby unnecessarily interfere with the use of the demised premises by Tenant.

          23.   DEFAULT.
          The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:
          a.     The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within a period of ten (10) days after the same is due and payable;
          b.     Abandonment or vacating the Premises, violating Restrictions on Use or failing to Comply with Law, Assignment or Subletting of the Premises without Landlord's prior written consent, the failure by Tenant to keep the Premises free from any Mechanic's Liens, or failure to procure and maintain insurance;
          c.     Tenant makes any general assignment for the benefit of creditors; a petition is filed by or against Tenant to have Tenant adjudged a bankrupt or for reorganization or arrangement under any law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease, or any trustee under the Federal Bankruptcy Code or other similar statute attempts to assume this Lease or take possession of the Premises; or there occurs any attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and such seizure is not discharged within thirty (30) days; or
          d.     Failure to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice is given to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such ten (10) day period, Tenant shall not be deemed to be in default if Tenant within such period commences such cure and thereafter diligently prosecute the same to completion.

          24.   REMEDIES.
          Upon the occurrence of any default described above, Landlord shall have the option to take any or all of the following actions, without further notice or demand of any kind to Tenant, or to any other person:
          a.     Landlord may immediately re-enter and remove all persons and property from the Premises, storing such property for the account of, and at the risk of Tenant, all without being deemed guilty of forcible entry or unlawful detainer.  All property of Tenant that is stored by Landlord pursuant hereto may be sold as provided for in Section 25, Landlord's Lien.
          b.     Landlord may re-enter and relet the Premises or any portion thereof at any time or from time to time and for such term or terms and upon such conditions and at such rental and make such alterations and repairs as is reasonably prudent under the circumstances.  If Landlord relets the Premises, or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the substitute rent or other proceeds actually collected by it as a result of such reletting against the costs of removing Tenant and reletting the Premises and against those sums due from Tenant hereunder.  Landlord shall not by any re-entry or any other act be deemed to have accepted any surrender by Tenant of the Premises, or any portion thereof.
          c.     Landlord may collect by legal action or otherwise, each installment of rent or other sum as it becomes due hereunder.
          d.     Landlord may, at its sole option, declare all sums due hereunder for the term of this Lease immediately due and payable and may collect by legal action or otherwise all rent and other sums for the full term hereof.
          e.     Should Tenant fail to make any payment or to do any act as herein provided, then Landlord, but without obligation so to do and without demand upon Tenant and without releasing Tenant from any obligation hereof, may (i) make or do the same in such manner and to such extent as Landlord may deem necessary to protect Landlord's interest in the Premises, (ii) commence, appear in and defend any action or proceeding purporting to affect Landlord's interest in the Premises or its rights hereunder, including without limitation, any suit brought by a third party for recovery of possession of the Premises, for the attachment of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed,  (iii) pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of Landlord appears to affect Landlord's interest in the Premises, and  (iv) in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefore, employ counsel, and pay reasonable attorney's fees.  In the event Landlord expends such sums as are set forth above, Tenant shall immediately reimburse Landlord for such sums expended, and any sums not reimbursed within ten (10) days shall carry interest at the rate of 10% per annum from the date they were incurred.

          f.      The exercise of any remedies hereunder by Landlord shall not be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant.  In the event of termination of this Lease by written notice to Tenant, Tenant agrees to immediately surrender possession of the Premises and Tenant understands that such termination shall not relieve Tenant of any obligation hereunder, including without limitation the obligation to pay rent for the full term hereof.
          g.     The remedies given to Landlord in this paragraph may be exercised jointly or severally, shall be cumulative and shall be in addition and supplemental to all the rights and remedies which Landlord may have at equity or under the laws then in force.

          25.   LANDLORD'S LIEN.
          a.     As security for payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord, ONLY IN CASE OF DEFAULT AS DEFINED IN SEC. 23, a lien upon all tangible property of Tenant now or subsequently located upon the Premises.  If Tenant abandons or vacates any substantial portion of the Premises or is in default of any provisions of this Lease, Landlord may enter upon the Premises, and take possession of all or any part of Tenant's trade fixtures or tangible personal property, store such property in a private or public place, and may sell all or any part of the fixtures or tangible personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash.  The proceeds of the sale shall be applied by Landlord towards the costs of removal and storage, next towards reasonable costs and expenses of the sale, including reasonable attorney’s fees, and then toward the payment of all sums due by Tenant to Landlord under the terms of this Lease.
          b.     This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Utah and Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant's tangible property now or hereafter located upon the Premises which are granted a secured party, as that term is defined, under the Uniform Commercial Code to secure the performance of and the payment to Landlord of the various amounts provided in this Lease.  Tenant will on request execute and deliver to Landlord a financing statement for the purpose of perfecting Landlord's security interest under this Lease or Landlord may file this Lease or a summary thereof as a financing statement.

          26.   RECONSTRUCTION.
          a.     If Landlord's Building shall be partially damaged by fire or other casualty insured against under property damage insurance, Landlord shall, within a reasonable period of time, commence repair to Landlord's Building to a condition that is substantially similar to the condition in existence prior to such casualty.
          b.     Notwithstanding the foregoing, if Landlord's Building is damaged as a result of flood, earthquake, nuclear radiation or contamination, act of war or other risk which is not covered by insurance, or if the Premises or Landlord's Building are damaged to the extent of fifty percent (50%) or more of their then replacement value, or if the repair of the Premises or Landlord's Building would require more than forty-five (45) days, Either party may either terminate this Lease upon written notice given to Tenant or Landlord may commence as soon as is reasonably possible the restoration of Landlord's Building.
          c.     In the event this Lease is not terminated and Landlord undertakes to repair any portion of the Premises, until such repair is complete, rent shall abate proportionately by the portion of the Premises rendered untenantable.
          d.     Landlord shall have no responsibility to repair the trade fixtures and improvements installed by Tenant within the Premises or to repair and replace any of Tenant's furniture or other property damaged by such casualty.

          27.   EMINENT DOMAIN:   If all or more than fifty percent (50%) of the Premises shall be taken or appropriated by any public or other authority under the power of eminent domain, or transferred in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease.  If all or such part of the Premises (more than 50%) shall be so taken or appropriated and neither party hereto elects to terminate this Lease or if fifty percent (50%) or less of the Premises shall be taken or appropriated, the rental thereafter to be paid shall be proportionately reduced by the portion of the Premises so taken.  Landlord shall be entitled to any award or other payment made by any public or other authority in connection therewith.

          28.   SALE BY LANDLORD.
          a.     In the event of a sale or conveyance by Landlord of the Premises or Landlord's Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor-in-interest of Landlord for performance of such covenants and conditions.  This Lease shall not be affected by any such sale, and Tenant agrees to recognize and attorn to Landlord's successor-in-interest as the landlord hereunder.

          29.   TENANT'S CERTIFICATE

          From time to time after the Commencement Date and when requested by Landlord, Tenant shall execute and deliver to Landlord within fifteen (15) days following such request a written certificate:
          a.     Ratifying this Lease;
          b.     Affirming the Commencement Date and Termination Date hereof;
          c.     Certifying this Lease is in full force and effect and has not been assigned, modified or amended (except by such writings as shall be described);
          d.     Stating all conditions under this Lease to be performed by Landlord have been so performed or have been waived by Tenant (or stating which conditions remain unsatisfied);
          e.     Declaring there are no uncured defaults or defenses or offsets against the enforcement of this Lease (or describing such defaults, defenses and offsets as are then known by Tenant);
          f.      Stating the date to which rentals have been paid and whether there have been any advanced rentals then paid by Tenant;

          g.     Agreeing that no amendment, modification or cancellation of this Lease shall be effective without the prior written consent of any mortgage of Landlord; and
          h.     Setting forth such other information as Landlord may reasonably request.
          Landlord, Landlord's mortgage lenders and any purchasers of Landlord's Building shall be entitled to rely upon such certificate.

          30.   FINANCING AND SUBORDINATION.
          a.     Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests under this Lease or its use of the Premises, join with the Landlord in amending the terms of this Lease so as to meet the reasonable needs or requirements of any lender who is considering furnishing, or who has furnished, any financing which is, or will be, secured by Landlord's Building or the Premises.
          b.     Upon request by Landlord, Tenant will subordinate its rights in this Lease to the lien of any mortgage or deed of trust or other security interest resulting from any method of financing or refinancing which encumbers or is intended to encumber Landlord's Building or the Premises, and to all advances subsequently made upon the strength of such security.  This Lease shall remain in full force and effect and shall not be terminated as a result of any foreclosure (or transfer in lieu thereof) of such mortgage or other security instrument to which Tenant's rights are subordinated pursuant to this subparagraph.

          31.   WAIVER.
          a.     The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a continuing waiver of such term, covenant or condition or a waiver of such term, covenant or condition in the event of any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.  No waiver shall be binding unless executed in writing by the party granting the waiver.
          b.     No payment by Tenant or receipt by Landlord of an amount less than is due hereunder shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due (being first applied to late charges, interest and reasonable attorney’s fees, if any); nor shall any endorsement or statement on any check or payment (or any letter accompanying any check or payment) be deemed an "accord and satisfaction" (or payment in full) and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of such amount or pursue any other remedy provided herein.

          32.   NOTICES:   All notices and demands which may or are required to be given by either party to the other under this Lease shall be delivered in person or sent by United States mail, postage prepaid, and shall be addressed as set forth in Section 1 or to such other person or place as the parties may from time to time designate in a notice.  Any such notice or demand shall be deemed given on the date personally delivered, or on the date deposited in the United States mail, properly addressed and stamped.  If the notice is to Landlord, a copy shall be personally delivered or mailed to Knight Realty Company, 254 South 600 East, Salt Lake City, UT  84102.

          33.   INTERPRETATION AND JOINT OBLIGATION:   The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular where appropriate.  Words used in one gender shall be deemed to include the other genders.  If there is more than one Tenant, such Tenants shall be jointly and severally obligated for performance of all terms, covenants and conditions hereunder.  The laws of the State of Utah shall govern the performance, enforcement and interpretation of this Lease.  The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision of this Lease.

          34.   ATTORNEY'S FEES:   If any action or proceeding is taken or brought for the enforcement of this Lease, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Lease, the successful or prevailing party shall be entitled to recover reasonable attorney's fees, expert witness fees and all other costs and expenses incurred whether by filing suit, commencing an arbitration proceeding, or otherwise, in addition to any other relief to which it may be entitled.

          35.   FORCE MAJEURE:   Landlord shall be excused for the period of any delay in the performance of any of its obligations hereunder when prevented from doing so by a cause beyond its control, including without limitation, strikes and labor disputes; civil commotion; war; governmental regulations or controls; fire or other casualty; inability to obtain any material (or a reasonable substitute therefore), labor or service; acts of God; or failure or slowness of governmental entities to take action.

          36.   QUIET POSSESSION:   Tenant, upon paying the rent and observing and performing all of the terms, covenants and conditions on its part to be performed hereunder, shall peaceably and quietly enjoy the Premises for the term hereof.

          37.   MEDIATION AND ARBITRATION:   If any dispute or claim in law or equity arises out of the Lease, Tenant and Landlord agree in good faith to attempt to settle such dispute or claim by mediation under the Mediation rules of the American Arbitration Association.  If such mediation is not successful in resolving such dispute or claim, then such dispute or claim shall be decided by neutral binding arbitration before a single arbitrator in accordance with the Commercial Arbitration rules of the American Arbitration Association.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  However, this paragraph does not apply to disputes or claims arising under Section 78, chapter 36, of the Utah Code.

          38.   ENTIRE AGREEMENT AND RECORDATION.
          a.     This Lease and any exhibit(s) attached hereto constitute the entire agreement between the parties.  Any prior conversations or writings are merged herein and are extinguished.  No subsequent amendments to this Lease shall be binding upon Landlord unless reduced to writing and signed.
          b.     Tenant shall not record this Lease or a memorandum hereof without Landlord's written consent.

          39.   NO PARTNERSHIP INTENDED:   Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of the business of Tenant upon the Premises or elsewhere.  It is expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain and be that of landlord and tenant.

          40.   TIME:   Time is of the essence of this Lease and every provision hereof to be performed by Tenant.    This Lease must be accepted by all parties on or before June 30, 2006 or Lease will become void and all parties will be released from every obligation & responsibility under this Lease.

          41.   BROKERS:   Landlord acknowledges the services of Knight Realty Company and agrees to pay the commission as set forth in “Exhibit A” attached to Landlord’s copy of this Lease.

          42.   PROFESSIONAL ADVICE: The Brokerage Company and the Agent(s) are trained in the marketing of real estate. Neither the Brokerage Company, nor the Agent(s) are trained to provide the Landlord or Tenant with legal or tax advice, or with technical advice regarding the physical condition of the Property. If the Landlord or Tenant desires advice regarding: (i) legal or tax matters; (ii) the physical condition of the Property; or (iii) this Lease Agreement, the Agent(s) and the Brokerage Company STRONGLY RECOMMEND THAT THE LANDLORD AND TENANT OBTAIN SUCH INDEPENDENT ADVICE.

          IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year written above in Section 1.

                                                                Point Management LLCPoint Management LLC as LANDLORD:

                                                                BY: _______________________________________________

                                                                ITS: Member

                                                                Hybrid Propulsion Laboratory as TENANT:

                                                                BY: /s/ Paul R. Ressler

                                                                ITS: President

                                                                Paul Ressler as PERSONAL GUARANTOR:

                                                                /s/ Paul Ressler

ADDENDUM #  1
To

Commercial and Industrial Lease	Page 1 of 1

THIS IS AN ADDENDUM to that Commercial and Industrial Lease (herein referred to as the “CIL”)  with an Reference Date of June 15, 2006 including all prior addenda and counteroffers, between Hybrid Propulsion Laboratory as Tenant, and Point Management LLC  as Landlord, regarding the Property located at 14621 So. 800 W, Bluffdale UT 84065. The following terms are hereby incorporated as part of the CIL:

  Lease is subject to Tenant’s satisfaction of the Bluffdale City business licensing requirements within 5 days of Lease execution.
  Within 10 days of Lease execution, both parties to agree upon the office design and attach as Exhibit B.
  Landlord, at their sole cost, will build approx 3,000 SF of standard grade office as designed on Exhibit B.
  Common Area Maintenance (CAM) fee: Tenant shall pay, in addition to the monthly rental amount, a CAM fee of $750 ($0.10 Sq. Ft.) per month to cover their prorated share of the common expenses including Property Taxes, Building Insurance, Landscaping, Snow Removal, Sewer & Water, and Security Lighting.  Landlord will reconcile the actual costs at the end of each calendar year and either credit or bill Tenant any difference.
  Landlord will warrant any repairs not caused by Tenant on the pluming, electrical, and HVAC installed by Landlord during the 1st year of the Lease.
  Rent to be payable as follows: to be added as office sq. ft. verified.
  Tenant shall have 30 days after Lease execution to cancel this Lease if acceptable funding is not received.  Should Tenant cancel Lease, Tenant shall pay up to $1000 toward any Landlord incurred costs related to the architect and/or engineering plans.

To the extent the above terms of this Addendum modify the body of the Lease agreement or are different than the terms in the body of the Lease Agreement then these terms shall control.